EXHIBIT 32.1

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and that information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Pernix Therapeutics Holdings, Inc. for the periods covered by this annual report.

Date: March 18, 2013	By:	/s/ Cooper C. Collins
Cooper C. Collins
Chief Executive Officer and President

Date: March 18, 2013	By:	/s/ David P. Becker
David P. Becker
Chief Financial Officer